EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated December 11, 2015, relating to the financial statements, and the effectiveness of CEL-SCI Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2015.

/s/ BDO USA, LLP

BDO USA, LLP
McLean, Virginia
October 7, 2016